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                                                                       Exhibit 5

GENERAL MILLS * EXECUTIVE OFFICES
                     NUMBER ONE GENERAL MILLS BOULEVARD * MINNEAPOLIS, MINNESOTA

                                                                Siri S. Marshall
                                                       Senior Vice President and
                                                                 General Counsel
                                                       Telephone: (612) 540-7230
                                                       Facsimile: (612) 541-3302

April 19, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Judiciary Plaza
Washington, DC   20549

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of General Mills, Inc., a Delaware corporation (the "Company"), and I am fully familiar with its business and affairs. I have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed public offering of $750,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Company. The Debt Securities are to be issued pursuant to an Indenture dated as of February 1, 1996, U.S. Bank Trust National Association, Trustee (the "Indenture"), as it may be supplemented from time to time. In connection with the proposed offering, I, or attorneys under my direction, have examined the following:

     1.   The Restated Certificate of Incorporation of the Company.

     2.   The By-Laws of the Company.

     3.   The Form of Indenture.

     4. Resolutions of the Board of Directors and the Finance Committee of the Board of Directors of the Company adopted on April 19, 1999 (the "Resolutions").

     5. The Registration Statement, including exhibits, as filed with the Commission on or about the date hereof in connection with the registration of the Debt Securities under the Securities Act.

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Securities & Exchange Commission
April 19, 1999
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I have also examined such other documents and reviewed such questions of law as
I have considered necessary and appropriate for the purposes of this opinion.

In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Indenture filed as Exhibit 4.1 to the Registration Statement.

Based on the foregoing, I am of the opinion that, when the specific terms of a series of Debt Securities have been established pursuant to the Resolutions and the Indenture and specified in a supplemental indenture or an Officers' Certificate, which has been executed and delivered to the Trustee, such series of Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Officers' Certificate, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

The opinion set forth above is subject to the following qualifications and exceptions:

         (a) In rendering the opinion set forth above, I have assumed that, at the time of the authentication and delivery of a series of Debt Securities, the Resolutions will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Debt Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will continue to be qualified, the Debt Securities of such series will have been offered and sold pursuant to the terms described in the Registration Statement and in compliance with the Securities Act, the Trust Indenture Act and any applicable state securities laws, and none of the particular terms of a series of Debt Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

         (b) My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

         (c) My opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness,


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Securities & Exchange Commission
April 19, 1999
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     good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

         (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. the date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment.

I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Debt Securities" contained in the Prospectus included therein.


                                               Very truly yours,

                                               /s/ Siri S. Marshall


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